UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 18, 2015

FREEPORT-McMoRan INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Central Avenue
Phoenix, AZ	85004-2189
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 18, 2015, Freeport-McMoRan Inc. (the “Company”) entered into a distribution agreement (the “Agreement”) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., Mizuho Securities USA Inc. and Scotia Capital (USA) Inc. (collectively, the “Sales Agents”). Pursuant to the terms of the Agreement, the Company may offer and sell shares of common stock, par value $0.10 per share (the “Shares”) having aggregate gross proceeds of up to $1,000,000,000 from time to time through one or more of the Sales Agents. Sales of the Shares, if any, would be made by means of ordinary brokers’ transactions or block trades on the New York Stock Exchange at market prices or as otherwise agreed between the Company and one or more of the Sales Agents. The Company may also agree to sell the Shares to one or more of the Sales Agents as principal for its own account on terms agreed to by the parties to such agreement. The Sales Agents will receive from the Company a commission equal to a percentage, not to exceed 1.50%, of the gross sales price per share of the Shares sold in agency transactions under the Agreement.

The Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement (File No. 333-206257) (the “Registration Statement”) on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on August 10, 2015.

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description of the Agreement is qualified in its entirety by reference to such exhibit. For a more detailed description of the Agreement, see the disclosure under the caption “Plan of distribution (conflicts of interest)” contained in the Company’s prospectus supplement dated September 18, 2015 to the prospectus dated August 10, 2015, that has been filed with the SEC pursuant to Rule 424(b) under the Securities Act, which disclosure is hereby incorporated by reference. The Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

In the ordinary course of its business, each of the Sales Agents has and/or its affiliates have in the past performed, and may continue to perform, investment banking, lending, broker dealer, financial advisory or other services for us for which they have received, or may receive, separate fees. During the period from August 11, 2015 through September 17, 2015, J.P. Morgan Securities LLC acted as the Company’s sales agent for sales of shares of the Company’s common stock pursuant to a distribution agreement dated August 10, 2015 between the Company and J.P. Morgan Securities LLC. In addition, in the ordinary course of its business activities, the Sales Agents and/or their affiliates may make or hold a broad array of investments and actively traded debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Sales Agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Under the Company’s revolving credit facility and term loan (senior credit facilities), JPMorgan Chase Bank, N.A. is administrative agent and Bank of America, N.A. is syndication agent. BNP Paribas, Citibank, N.A., HSBC Bank USA, National Association, Mizuho Bank, Ltd., and The Bank of Nova Scotia are co-documentation agents under one or both of our senior credit facilities, and affiliates of each of the Sales Agents are also lenders under one or both of these facilities. Mizuho Bank, Ltd. is a lender to the Company under an uncommitted line of credit. These affiliates will receive a portion of the proceeds from the sale of the Company’s common stock under the Agreement to the extent such proceeds are used to repay borrowings under these credit facilities. Under the senior unsecured term loan credit facility of our subsidiary, Sociedad Minera Cerro Verde S.A.A., Citibank, N.A. is administrative agent, BNP Paribas, Citigroup Global Markets Inc. and HSBC Securities (USA) Inc. acted as joint lead arrangers, and affiliates of certain of the Sales Agents are also lenders under this facility.

A copy of the opinion of Jones Walker LLP relating to the legality of the Shares is filed as Exhibit 5.1 to this Current Report and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan INC.

By:	/s/ Kathleen L. Quirk
Kathleen L. Quirk
Executive Vice President, Chief Financial Officer & Treasurer (authorized signatory and
Principal Financial Officer)

Date:  September 18, 2015

Freeport-McMoRan Inc.

Exhibit Index

Exhibit Number

5.1	Opinion of Jones Walker LLP

10.1

Distribution Agreement, dated as of September 18, 2015, by and among Freeport-McMoRan Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., Mizuho Securities USA Inc. and Scotia Capital (USA) Inc.

23.1	Consent of Jones Walker LLP (contained in Exhibit 5.1)